As filed with Securities and Exchange Commission on January 28, 2002

                                        Registration No.

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                             FORM S-8


                      REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933


                  COMPETITIVE TECHNOLOGIES, INC.
          ______________________________________________
      (Exact name of registrant as specified in its charter)

             Delaware                             36-2664428
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)


1960 Bronson Road
Fairfield, CT                                       06430
(Address of Principal                             (Zip Code)
Executive Offices)


   1997 EMPLOYEES' STOCK OPTION PLAN AS AMENDED JANUARY 18, 2002
                     (Full title of the plan)

                       FRANK R. McPIKE, JR.
                             President
                  Competitive Technologies, Inc.
                         1960 Bronson Road
                       Fairfield, CT  06430
         ________________________________________________
              (Name and address of agent for service)
                          (203) 255-6044
         (Telephone number, including area code, of agent
                           for service)

                             Copy to:

                          Allan J. Reich
                       D'Ancona & Pflaum LLC
                111 East Wacker Drive, (Suite 2800)
                        Chicago, IL  60601
                    Telephone:  (312) 602-2111
               [FACING PAGE CONTINUED ON NEXT PAGE]

                  CALCULATION OF REGISTRATION FEE


                              Proposed       Proposed
Title of                      maximum        maximum         Amount of
securities       Amount       offering       aggregate       regis-
to be            to be        price per      offering        tration
registered       registered   share          price           fee


Common Stock     300,000      $  2.90 (1)    $870,000 (1)    $ 81.00
($.01 par        shares
value)



(1) Estimated solely for the purpose of computing the registration fee, based on the average of the high and low prices of the registrant's Common Stock on the American Stock Exchange as reported in the consolidated reporting system on January 24, 2002. Rule 457(h)(1) and (c).

                      _______________________


                         EXPLANATORY NOTE


     The prospectus which will be part of this registration statement is a combined prospectus under SEC Rule 429 intended to be used for the offering of (i) the shares of registrant's Common Stock registered hereunder, and (ii) the shares of registrant's Common Stock remaining to be issued which have been previously registered by registrant's registration statements on Form S-8, File No. 333-49095 and File No. 333-58612.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents:

     (a) The registrant's annual report on Form 10-K for the fiscal year ended July 31, 2001.

     (b) The registrant's quarterly report on Form 10-Q for the quarter ended October 31, 2001.

     (c) The description of the registrant's Common Stock which is contained in the registration statement on Form 8-A filed on April 2, 1984, File No. 1-8696, including any amendments or reports filed for the purpose of updating such description.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Members of the firm of D'Ancona & Pflaum LLC own an aggregate of 15,015 shares of the registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The registrant has provided for indemnification in its charter and by-laws to the extent permitted by the provisions of the Delaware statute. The registrant also maintains directors and officers' liability insurance (subject to certain exclusions and limitations) against certain liabilities, including certain liabilities under the Securities Act of 1933. See Item 9, "Undertakings."

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Exhibit Index immediately preceding exhibits.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by
               section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on this 28th day of January 2002.

                              COMPETITIVE TECHNOLOGIES, INC.
                              (Registrant)


                              By:   s/ Frank R. McPike, Jr.
                                   Frank R. McPike, Jr.
                                   President, Chief Executive
                                   Officer, Chief Financial Officer,
                                   Director and Authorized Signer

     Each person whose signature appears below appoints Frank R. McPike, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his stead, in any capacities to sign this Registration Statement on Form S-8 and any and all amendments, including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of January 2002.

     Name                                    Title


s/  Frank R. McPike, Jr.                     President, ChiefExecutive
     (Frank R. McPike, Jr.)                  Officer, Chief Financial
                                             Officer and Director
                                             (Principal Financial and
                                             Accounting Officer)

s/  George C. J. Bigar                       Director
     (George C.J. Bigar)

s/  Richard E. Carver                        Director
     (Richard E. Carver)

s/  George W. Dunbar, Jr.                    Director
     (George W. Dunbar, Jr.)

s/  Samuel M. Fodale                         Director
     (Samuel M. Fodale)

s/  Charles J. Philippin                     Director
     (Charles J. Philippin)

s/  John M. Sabin                            Director
     (John M. Sabin)

                           EXHIBIT INDEX


Exhibit
Number              Description                               Page

 4.1           Unofficial restated certificate of
               incorporation of the registrant as
               amended to date, filed as Exhibit 4.1
               to the registrant's Registration
               Statement on Form S-8, File Number
               333-49095 and hereby incorporated
               by reference.

 4.2           By-laws of the registrant as amended
               to date, filed as Exhibit 3.1 to the
               registrant's Form 10-Q for the quarter
               ended October 31, 1997 and hereby
               incorporated by reference.

 4.3            1997 Employees' Stock Option Plan
                as amended January 18, 2002.                  8-21

 5.1           Opinion of D'Ancona & Pflaum LLC.                22

23.1           Consent of PricewaterhouseCoopers LLP.           23

23.2           Consent of D'Ancona & Pflaum LLC
               (included in Exhibit 5.1).

24.1 Power of Attorney (included in signature section of this registration statement).